EMPLOYMENT AGREEMENT


      THIS EMPLOYMENT AGREEMENT ("Agreement"), is dated as of January 7, 2000 and is effective as of September 21, 1999 (the "Effective Date"), between LOUISIANA CASINO CRUISES, INC., a Louisiana corporation (the "Company"), and DALE A. DARROUGH (the "General Manager").

      WHEREAS, the Company owns and operates a riverboat gaming facility in Baton Rouge, Louisiana (the "Casino Rouge");

      WHEREAS, the Company desires to employ the General Manager as General Manager of the Casino Rouge and for such other matters as the parties may agree; and

      WHEREAS, the General Manager desires to be employed by the Company, all upon the terms and subject to the conditions set forth in this Agreement;

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this Agreement, the Company and the General Manager agree as follows:

      1. The Company shall employ the General Manager as its General Manager, and the General Manager agrees to be so employed, on the terms and subject to the conditions set forth in this Agreement, for an initial term commencing as of the Effective Date and ending on September 21, 2001 (the "Original Term"); provided, however, that this Agreement shall renew for an additional period of two (2) years at General Manager's option if he elects so in writing prior to ninety (90) days from the expiration of the Original Term. The Original Term and the Extended Term shall be collectively referred to hereinafter as the "Term".

      2.        Services.

           2.1 Office and Duties. The General Manager shall report to the Executive Committee of the Company (the "Executive Committee"). During the Term, the General Manager shall serve as General Manager of the Casino Rouge with such duties, authority and responsibility as are commensurate with such position, including, without limitation, responsibility for reviewing and enhancing the profitability and quality of service of Casino Rouge's casino and gaming business, subject to oversight and direction of the Executive Committee and the Board of Directors of the Company. The General Manager shall have all the power and authority necessary to fulfill and discharge his duties and responsibilities hereunder and shall abide by any lawful directions given by the Executive Committee. Notwithstanding the foregoing, the General Manager shall not, in connection with his employment hereunder, cause or permit the Company or any of its subsidiaries to enter into any agreement, commitment or arrangement with, or pay any fees or other amounts to any person or entity not dealing at arm's length with the General Manager without first disclosing the nature of such relationship to the Executive Committee and obtaining the prior written approval of the Executive Committee to any such agreement, commitment, arrangement or payment. The General Manager shall be responsible for such additional duties commensurate with his position and which are not materially inconsistent with the foregoing as may be reasonably determined by the Executive Committee from time to time.

           2.2 Best Efforts. During the Term, the General Manager shall diligently and competently devote the General Manager's best efforts, full time and energies during business hours to the business and affairs of Casino Rouge and shall use his best efforts, skills and abilities to promote the interests of Casino Rouge and otherwise to discharge his obligations under this Agreement.


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3.      Compensation.

           3.1 Salary. During the first year of the Original Term, the General Manager shall receive a base salary of $250,000, payable in accordance with the Company's normal payroll practices and subject to applicable taxes and withholdings. During the second year of the Original Term, the General Manager shall receive a base salary not less than $275,000. During any year of the Extended Term, the General Manager's salary shall be determined by the Executive Committee in its sole and absolute discretion (collectively, "Base Salary").

           3.2 1999 Bonus.  In addition to the Base Salary  described in Section
3.1 above, the Company shall also pay the General Manager a bonus for fiscal year ending November 30, 1999 (the "1999 Bonus") in an amount to be determined by the Executive Committee but which shall not be less than $75,000. The Company will pay the General Manager $25,000 of the 1999 Bonus as of the Effective Date with the remainder of the 1999 Bonus paid on or before December 15, 1999. Any bonus during the remainder of the Term will be determined by the Executive Committee in its sole and absolute discretion.

           3.3 Reinstatement Bonus. In addition to the Base Salary and the 1999 Bonus described in Sections 3.1 and 3.2 above, respectively, the Company shall also pay the General Manager a one-time reinstatement bonus of $25,000 which was paid on the Effective Date.

           3.4  Moving  Expenses.  The  General  Manager  shall be  entitled  to reimbursement from the Company in an amount not to exceed $5000 for any reasonable out-of-pocket expenses as a result of the General Manager's relocation from Shreveport, Louisiana.

      4.   Reimbursement of Expenses; Benefits.

           4.1 Automobile; Country Club Membership. The Company recognizes the General Manager's need for an automobile for business purposes. In connection with the General Manager's performance of his duties hereunder, during the Term, the Company shall provide the General Manager with a monthly automobile allowance of $600.00; provided that the General Manager shall have sole responsibility for the General Manager's automobile, including, without limitation, all fuel, maintenance and insurance expenses associated therewith. The Company shall also reimburse the General Manager for all reasonable dues and expenses relating to the Company's membership (of which the General Manager is permitted to use) at each of the Country Club of Louisiana, the University Club and the Camelot Club. The Company shall reimburse the General Manager in accordance with the provisions of Section 4.2 below for all dry cleaning expenses reasonably and necessarily incurred by the General Manager in connection with his duties herewith.

           4.2 Reimbursement of Expenses. Upon submission of appropriate documentation and in specific accordance with such guidelines as may be established from time to time by the Company, the General Manager shall be entitled to reimbursement for all reasonable, out-of-pocket expenses incurred by him during the Term in connection with the proper and efficient discharge of his duties hereunder.

           4.3 Employee Benefit Plans and Programs. During the Term, the General Manager shall be entitled to participate in all pension, medical and dental insurance, hospitalization, disability and other similar employee benefit plans and programs of the Company, subject to eligibility and vesting requirements from time to time in effect, which at any time during the Term may be offered by the Company to its management employees generally, provided that nothing in this Agreement shall require the Company at any time to create or continue any such plan or program or to fix, amend or retain eligibility requirements so as to include the General Manager. The General Manager shall be entitled to participate in the Management Company's (as defined below) Deferred Compensation Plan. The Company shall maintain a $250,000 life insurance policy for the General Manager for the benefit of the General Manager. Notwithstanding anything to the contrary contained in this Section 4.3, the undertaking by the Company to provide to the General Manager benefits pursuant to an employee benefit plan or program or life insurance policy shall be subject to the eligibility of the General Manager to participate in any such plan or program or qualify for such policy without unreasonable cost or expense to the Company, as determined by the Company in its reasonable discretion.

           4.4 Vacations. The General Manager shall be entitled to that amount of paid vacation during each calendar year as is the Company's policy for management employees, taking into consideration the business needs of Casino Rouge.

       5. Termination. The General Manager's employment under this Agreement may be terminated prior to the end of the Term by the Company or the General Manager only under the following circumstances:

           5.1 Death. The General Manager's employment under this Agreement shall terminate upon the General Manager's death.

           5.2 Disability. The Company may terminate the General Manager's employment under this Agreement by notice to the General Manager if the General Manager is unable to perform the General Manager's services by reason of the General Manager's "Disability." "Disability" means the General Manager's inability to perform his duties under this Agreement by reason of any physical or mental impairment which reasonably can be expected to result in death or which has lasted or reasonably can be expected to last for at least six months during any twelve month period.

           5.3 Cause. The Company may terminate this Agreement immediately for any action by the General Manager involving (a) willful misconduct, dishonesty, fraud, theft, neglect, (b) breach of this Agreement (c) the willful refusal or failure of the General Manager to discharge his duties hereunder where such refusal or failure is not remedied within three days after the date the General Manager receives notice from the Company of its intent to terminate the General Manager's employment, or (d) if General Manager is convicted of any felony (each, a "Cause").

                5.4 Change of Control. If there shall be consummated: (a) any transaction that results in a majority of the common stock, or securities convertible into or exchangeable for a majority of the common stock, of the Company being no longer held by the existing holders of the Company's outstanding common stock immediately prior to such transaction, (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the operating assets of the Company to any person or entity of which a majority in interest of such entity's outstanding voting equity interests are not owned by the existing holders of the Company's outstanding common stock immediately prior to such transaction or (c) the shareholders of the Company approve a plan or proposal for the liquidation or dissolution of the Company, then the General Manager, at his sole discretion, shall be entitled to terminate this Agreement.

                5.5 Voluntarily. The General Manager may also terminate the General Manager's employment hereunder at anytime, for any reason, upon the General Manager giving the Company at least 60 days' written notice of the General Manager's intention to so terminate.

           6. Payments to General Manager after Termination of Employment.

                6.1 Payments After Death or Disability. If the General Manager's employment is terminated under Section 5.1 or 5.2 above, the General Manager's designated beneficiary, or, in the absence of such designation, the estate or other legal representative of the General Manager, shall be entitled to all accrued Base Salary and all other amounts due the General Manager which may have accrued during the current fiscal year and through the date of death.

                6.2 Payments After Termination for Cause. If the General Manager's employment hereunder is terminated under Section 5.3 above, the General Manager shall receive the Base Salary accrued through the date of termination in accordance with the terms of this Agreement and shall not be entitled to receive any other payments or compensation from the Company of any nature whatsoever.

                6.3 Payments After Termination for Reasons other than for Cause. If the General Manager's employment hereunder is terminated by the Company for reasons other than Cause, the General Manager shall receive an amount equal to the Change of Control Payment (as hereinafter defined), which shall be paid in cash at the time of the General Manager's departure, all other amounts due the General Manager which may have accrued during the current fiscal year and through the date of termination and no other compensation of any nature whatsoever.

                6.4 Payments After Termination for Change of Control. If the General Manager's employment hereunder is terminated under Section 5.4 above, then the General Manager shall receive a termination fee equal to two times his then current Base Salary, plus two times the average of any bonus paid to the General Manager for the two proceeding fiscal years (the "Change of Control Payment"). The Company shall pay the General Manager the Change of Control Payment in cash on the date on which the General Manager's employment is terminated.

                6.5 Payments After Voluntary Termination. If the General Manager's employment hereunder is terminated under Section 5.5 above, the General Manager shall receive the Base Salary accrued through the date of termination in accordance with the terms of this Agreement and shall not be entitled to receive any other payments or compensation from the Company of any nature whatsoever.

           7. Confidentiality. The General Manager shall not, during the Term or any time after the Term, use or divulge to any person any confidential information relating to the Company, CRC Holdings, Inc. a Florida corporation (the "Management Company"), or any other casino entity owned or controlled by Dan Meadows, Jerry Bayles or Thomas Meehan (the "SH Entity" and together with the Management Company, the "Affiliated Companies") or their respective businesses, which may have come to the General Manager's knowledge at any time during his employment with the Company, including, without limitations, business plans, financial information, methods of operation and doing business, sales, files, forms, lists and names of and the needs and requirements of suppliers and the nature and content of any contracts. Any reference to the Company or the Affiliated Companies in this Section 7 shall be deemed to include all of their respective direct and indirect subsidiaries. The General Manager further agrees that all records and copies of records pertaining to the operations, business and customers of the Company or the Affiliated Companies that are made or received by the General Manager during the Term shall be the property of the Company or the Affiliated Companies, as the case may be, and the General Manager agrees to keep such records subject to the Company's or the Affiliated Companies' custody and control and to surrender to the Company or the Affiliated Companies such of those records as are still in his possession at the termination of this Agreement.

           8.   Non-Competition.

                8.1 Non-Competition. The General Manager acknowledges and agrees that during the Term, and, if this Agreement is terminated pursuant to any of Sections 5.2, 5.3, 5.4 or 5.5 above, for a period of two (2) years thereafter, the General Manager will not, without the prior written consent of the Company within the Restricted Territory (as defined below), individually or in conjunction with others, directly or indirectly, engage in any part of the Prohibited Business (as defined below), whether as an officer, director, proprietor, employer, partner, independent contractor, investor (other than as a holder solely as an investment of less than 2% of the outstanding capital of a publicly traded corporation), consultant, advisor, employee, agent or otherwise. For purposes of this Section 8.1, the term "Prohibited Business" shall mean the ownership, operation, development or management of any gaming facility or gaming related enterprise including, without limitation, any riverboat gaming facility. The term "Restricted Territory" shall mean the Parish of East Baton Rouge, the cities of Lake Charles and New Orleans, Louisiana and the gulf coast of Mississippi.

                8.2 Non-Solicitation. The General Manager acknowledges and agrees that during the Term, and for a period of two (2) years thereafter, the General Manager will not, hire, directly or indirectly, any employee of the Company or the Affiliated Companies in any capacity whatsoever, nor attempt to induce, directly or indirectly, any employee of the Company or the Affiliated Companies to leave the employment of the Company or the Affiliated Companies, as the case may be, to work for the General Manager or for any other person, firm or corporation.


                8.3 Acknowledgment of Reasonableness. The General Manager acknowledges and agrees that the limitations set forth in this Section 8 are reasonable with respect to scope, duration and geographic area and are properly required for the protection of the legitimate business interests of the Company and the Affiliated Companies. If any provisions of Section 8 relating to the time period, scope of activities or geographic area of restrictions are declared by a court of competent jurisdiction to exceed the maximum permissible time period, scope of activities or geographic area, the maximum time period, scope of activities or geographic area, as the case may be, shall be reduced to the maximum which such court deems enforceable. If any provisions of Section 8 other than those described in the preceding sentence are adjudicated to be invalid or unenforceable, the invalid or unenforceable provisions shall be deemed amended (with respect only to the jurisdiction in which such adjudication is made) in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties.

           9. Remedies. The restrictions set forth in Sections 7 and 8 are considered by the parties to be reasonable for the purposes of protecting the value of the business and goodwill of the Company and the Affiliated Companies. The General Manager acknowledges that the Company and the Affiliated Companies would be irreparably harmed and that monetary damages would not provide an adequate remedy in the event of a breach of the provisions of Sections 7 or 8. Accordingly, the General Manager agrees that, in addition to any other remedies available to the Company and the Affiliated Companies, the Company and the Affiliated Companies shall be entitled to injunctive and other equitable relief to secure the enforcement of those provisions.

           10. Representations and Warranties of the General Manager. The General Manager represents and warrants to the Company that he is free to be retained by the Company and perform his services hereunder and he has no other prior obligations or commitments of any kind which could in any way interfere with his acceptance, or the full performance of his obligations hereunder, or the exercise of his best efforts hereunder. The General Manager represents and warrants to the Company that he has reviewed this Agreement with his own independent legal counsel.

           11. Notices. All notices or other communications which any party to this Agreement may desire or be required to give under this Agreement shall be in writing and shall be delivered personally or sent by facsimile or prepaid overnight courier to the address of such party set forth below or such other address as either party may from time to time give notice to the other in the aforesaid manner:

      If to the Company:      Louisiana Casino Cruises, Inc.
                              1717 North River Road
                              Baton Rouge, Louisiana 70802
                                 Attn: President
                           Facsimile No.:225-709-7770

           with copies to:    Carnival Resorts and Casinos, Inc.
                                3250 Mary Street
                              Miami, Florida 33133
                              Attn: Chairman and Chief Executive Officer
                              Facsimile No.: 305-445-4266

                              Stearns Weaver Miller Weissler
                              Alhadeff & Sitterson, P.A.
                              150 West Flagler Street, Suite 2200
                              Miami, Florida 33130
                              Attn: Richard E. Schatz, Esq.
                              Facsimile No.: 305-789-3395

If to the General Manager:    Dale A. Darrough
                               4714 Hamblin Drive
                              Baton Rouge, LA 70809
                                  Facsimile No.

           Such notices shall be deemed given when received or, in the case of facsimile, the date on which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise, or, in the case of overnight courier, the next day.

           12.  Miscellaneous.

                12.1 Entire Agreement. This Agreement is intended to and does constitute the entire agreement between the parties and supersedes all prior oral or written agreements or understandings of the parties with regard to the subject matter of this Agreement. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter of this Agreement have been made by either party which are not expressly set forth in this Agreement. No amendment, termination or waiver of any provision of this Agreement shall be binding upon a party unless in writing and executed by the party or parties to be bound thereby. No waiver shall be construed as a continuing waiver thereof or a waiver of any other provision of this Agreement.

                12.2 No Delegation. The obligations of the General Manager hereunder are personal in nature, and the General Manager shall not delegate his obligations or duties hereunder, or any portion thereof, to any other person or entity.

                12.3 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Louisiana.

                12.4 Prevailing Parties. In the event of a dispute regarding any of the terms of this Agreement, the party prevailing in such dispute shall be paid its legal costs, including reasonable attorneys' fees, incurred in connection with the enforcement or interpretation of this Agreement, in litigation and in preparation for litigation, and at trial and in connection with any appellate action.

                12.5 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                12.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, together, will constitute one and the same agreement. Any facsimile version of a manually executed signature page delivered by one party to the other shall be deemed a manually executed and delivered original.

                12.7 Survival. The terms of Sections 7, 8, 9, 10 and 12 of this Agreement shall survive the expiration or termination of this Agreement.

                12.8 Construction. This Agreement shall be interpreted and construed without reference to any rule requiring that this Agreement be interpreted or construed against the party causing it to be drafted.

                12.9 Affiliated Companies as Third Party Beneficiaries. The parties hereto expressly agree that the Affiliated Companies are intended third-party beneficiaries of the provisions of Sections 7, 8 and 9 hereof with an independent right to enforce such provisions, in addition to any other rights which any Affiliated Company may have.

      IN WITNESS WHEREOF, the undersigned have entered into this Agreement on the date set forth above.


                               LOUISIANA  CASINO  CRUISES,  INC., a
                              Louisiana corporation


                               By:
                               Name:
                               Title:





                                DALE A. DARROUGH